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October 31, 1995                                                   EXHIBIT  16
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K&A APPEARS HERE


Securities and Exchange Commission
450 Fifth Street, N.W.
Mall Stop 9-5
Washington, D.C 20549

Re:   Janex International, Inc,
      Change in Independent Accountants
      ---------------------------------

Dears Sirs/Madams:

We were previously the independent accountants for Janex International, Inc ("Janex") and on February 17, 1995, we reported on the consolidated financial statements of Janex as of December 31, 1994 and for the two years then ended.
On October 5, 1995, we were dismissed as independent accounts for Janex. We have read Janex's statements included under Item 4 of its form 8-K/A for October 5, 1995 and we agree with such statements.

Very truly yours,

/s/Kellogg & Andelson
   KELLOGG & ANDELSON

cc: Janex International, Inc







LETTERHEAD APPEARS HERE.

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